UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2008
United America Indemnity, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George
Town, Grand Cayman KY1-9002,
Cayman Islands		None

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-0100
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On February 11, 2008, United America Indemnity, Ltd. (the “Company”) issued a press release announcing the Company’s financial results for its fourth quarter and fiscal year ended December 31, 2007.
The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events
On February 11, 2008, the Company announced that its Board of Directors authorized the Company to repurchase up to an additional $50 million of the Company’s Class A common shares. The timing and amount of the repurchase transactions under this program will depend on market conditions and other factors.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1 Press Release dated February 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.
February 11, 2008	By:	Thomas M. McGeehan
		Name:	Thomas M. McGeehan
		Title:	Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2008.